Exhibit 10.1

REPAYMENT AGREEMENT

This REPAYMENT AGREEMENT, dated as of November 28, 2005, (this “Agreement”), by and among VERTICAL HEALTH SOLUTIONS, INC., a Florida corporation (the “Parent”), VERTICAL HEALTH VENTURES, INC., a Delaware Corporation and wholly owned subsidiary of the Parent (the “Company”), and LAURUS MASTER FUND, LTD., a Cayman Islands company (“Laurus”).

Reference is made to (i) the Securities Purchase Agreement, dated as of May 27, 2004, among the Parent, the Company and Laurus (as amended, modified or supplemented from time to time, the “Securities Purchase Agreement”), (ii) the Certificate To Set Forth Designations, Voting Powers, Preferences, Limitations, Restrictions, And Relative Rights Of Series A Convertible Preferred Stock, $.01 Par Value Per Share of the Company (as amended, modified or supplemented from time to time, the “COD”), (iii) the Master Security Agreement executed by the Parent, the Company and Labelclick, Inc. (“Labelclick”), in favor of Laurus, dated as of May 27, 2004 (the “Security Agreement”), and (iv) the Stock Pledge Agreement, dated as of May 27, 2004, among the Parent, the Company and Laurus (the “Pledge Agreement”). Unless otherwise indicated, capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Securities Purchase Agreement.

WHEREAS, the Company is currently obligated to pay Laurus an aggregate of $3,900,000 pursuant to the terms and conditions of the shares of Series A Convertible Preferred Stock issued by the Company to Laurus, together with accrued but unpaid dividends in the amount of $216,802 (collectively, the “Obligations”);

WHEREAS, the Company currently has $3,827,631 deposited in a restricted cash account with North Fork Bank;

WHEREAS, the Company wishes to repay all Obligations to Laurus and cancel the shares of Series A Convertible Preferred Stock issued by the Company to Laurus;

WHEREAS, Laurus is willing to accept payment of the Obligations, together with a prepayment redemption fee of $195,000 (to be paid with $3,827,631 in cash and 640,000 shares of the Parent’s common stock (the “Parent Shares”), in exchange for the cancellation of the shares of Series A Convertible Preferred Stock issued by the Company to Laurus.

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Upon execution hereof, the following will all be deemed to occur simultaneously:

(i) Laurus will direct North Fork Bank to deliver all funds in the restricted cash account in the amount of $3,827,631, plus accumulated interest, to Laurus;

(ii) Parent will deliver a certificate representing 640,000 Parent Shares to Laurus, which certificate will be registered in the name of Laurus and contain a standard restrictive legend;

(iii) Laurus will deliver to the Company for cancellation the certificate representing 4,000,000 shares of Series A Convertible Preferred Stock;

(iv) Laurus will deliver to Parent all shares of stock pledged to Laurus pursuant to the Pledge Agreement;

(v) Laurus authorizes the Parent to make UCC-3 filings in all jurisdictions in which UCC-1 filings were made pursuant to the Security Agreement or otherwise.

2. In connection with the receipt of the Parent Shares, Laurus hereby represents and warrants, as follows:

(a) No Registration. Laurus understand that the Parent Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”) and shall be issued by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Laurus’ representations as expressed herein or otherwise made pursuant hereto.

(b) Investment Intent. Laurus is acquiring the Parent Shares for investment for their own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and that Laurus has no present intention of selling, granting any participation in, or otherwise distributing the same.

(c) Investment Experience. Laurus has substantial experience in evaluating and investing in private placement transactions of securities. Laurus has such knowledge and experience in financial and business matters so that it is capable of evaluating the merits and risks of its investment in the Parent.

(d) Accredited Investor. Laurus is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated under the Securities Act.

3. Each of the Parent, the Company and Labelclick on the one hand and Laurus on the other, hereby represent and warrant that this Agreement constitutes the legal, valid and binding obligations of such party to the other and is enforceable against the other parties in accordance with its terms.

4. (a) Laurus, intending to be legally bound for itself and its assigns and successors, upon the irrevocable payment in full of the Obligations, does hereby relieve, release and forever discharge Parent, the Company, Labelclick, their subsidiaries, affiliates and related companies, the stockholders, officers, directors, representatives, servants, agents and employees, and all of their respective successors, assigns, heirs and personal representatives, from all actions, causes of action, debts, demands and claims, whether liquidated or unliquidated (including, without limitation, costs and expenses), based upon, arising under or with respect to the Securities Purchase Agreement and the transactions contemplated thereby.

(b) Each of the Parent, the Company and Labelclick, intending to be legally bound for itself and its assigns and successors, does hereby relieve, release and forever discharge Laurus, its affiliates and related companies, the stockholders, officers, directors, representatives, servants, agents and employees, and all of their respective successors, assigns, heirs and personal representatives, from all actions, causes of action, debts, demands and claims, whether liquidated or unliquidated (including, without limitation, costs and expenses), based upon, arising under or with respect to the Securities Purchase Agreement and the transactions contemplated thereby.

5. If at any time after the date hereof the Parent shall determine to prepare and file with the Securities and Exchange Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of 1933 of any of its equity securities, other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Parent shall send to Laurus written notice of such determination and, if within fifteen (15) days after receipt of such notice, Laurus shall so request in writing, the Parent shall include in such registration statement the 640,000 Parent Shares or any part thereof requested by Laurus, subject to customary underwriter cutbacks applicable to all holders of registration rights.

6. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York, without reference to conflicts of law provisions thereof.

7. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

8. The Parent acknowledges that it has an affirmative obligation to make prompt public disclosure of material agreements and material amendments to such agreements.

IN WITNESS WHEREOF, each of the Parent, the Company, Labelclick and Laurus has caused this Agreement signed in its name effective as of this 28th day of November, 2005.

VERTICAL HEALTH SOLUTIONS, INC.

By:	/s/ THADDEUS J. SHALEK
Name:	Thaddeus J. Shalek
Title:	CFO

VERTICAL HEALTH VENTURES, INC.

By:	/s/ STEPHEN M. WATTERS
Name:	Stephen M. Watters
Title:	President

LABELCLICK, INC.

By:	/s/ BRIAN NUGENT
Name:	Brian Nugent
Title:	President

LAURUS MASTER FUND, LTD.

By:	/s/ DAVID GRIN
Name:	David Grin
Title:	Director

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